As filed with the Securities and Exchange Commission on May 24, 2021

Registration No. 333-__________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	2650	16-1229730
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6 Framark Drive

Victor, New York 14564

(585) 325-3610

(Address and telephone number of principal executive offices and principal place of business)

Frank D. Heuszel

Chief Executive Officer

Document Security Systems, Inc.

6 Framark Drive

Victor, New York 14564

+1 (585) 325-3610

(Name, address and telephone number of agent for service)

With copy to:

Darrin M. Ocasio

Sichenzia Ross Ference LLP

1185 Avenue of the Americas 31st Floor

New York, NY 10036

Telephone: +1 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 416(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $0.02 par value	—	—		—
Warrants (4)
Units (5)	—	—	—	—
Rights
TOTAL			$200,000,000	$21,820.00

(1)	There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, and warrants to purchase common stock or preferred stock, as shall have an aggregate initial offering price not to exceed $200,000,000. The securities registered also include such indeterminate amounts and numbers of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any such securities.

(2)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $200,000,000.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act. The total amount is being paid herewith.

(4)	Includes any warrants to purchase common stock and any warrants to purchase preferred stock.

(5)	Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit when we issue the above listed securities. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, Dated May 24, 2021)

PROSPECTUS

DOCUMENT SECURITY SYSTEMS, INC.

$200,000,000

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $200,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently traded on the NYSE American LLC under the symbol “DSS.” On May 19, 2021, the closing sales price for our common stock was $2.81 per share. If we decide to seek a listing or qualification for trading of any preferred stock, warrants, subscriptions rights, depositary shares or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or traded, if any, or where we have made an application for listing or trading, if any.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 8, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated                , 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell up to $200,000,000 of our common stock, warrants, units or rights in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read both this prospectus, including the section titled “Risk Factors,” and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and any accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

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You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate as of the date on the cover page of this prospectus supplement. Because the risk factors referred to above, as well as the risk factors incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required under applicable securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

THE COMPANY

Overview

Document Security Systems, Inc. (the “Company of DSS”) operates eight (8) business lines through eight (8) DSS subsidiaries located around the globe.

Of the eight subsidiaries, three of those have historically been the core subsidiaries of the Company: (1) Premier Packaging Corporation (“Premier Packaging”), (2) DSS Digital Inc., and its subsidiaries (“Digital Group”), and (3) DSS Technology Management, Inc. (“IP Technology”). Premier Packaging operates in the paper board folding carton, smart packaging, and document security printing markets. It markets, manufactures, and sells mailers, photo sleeves, sophisticated custom folding cartons, and complex 3-dimensional direct mail solutions designed to provide functionality, marketability, and sustainability to product packaging while providing counterfeit protection and consumer engagement platform. Digital Group researches, develops, markets, and sells the Company’s digital products worldwide. As an industry leader in brand authentication services, our solutions leverage functional anti-counterfeiting features and cutting-edge technologies to satisfy commercial and consumer product needs for branding, intelligent packaging, and marketing. Digital’s primary product is AuthentiGuard®, which is a brand authentication application that integrates the Company’s counterfeit deterrent technologies with proprietary digital data security-based solutions. IP Technology Management Inc., manages, licenses, and acquires intellectual property assets for the purpose of monetizing these assets through a variety of value-enhancing initiatives, including, but not limited to, investments in the development and commercialization of patented technologies, licensing, strategic partnerships, and commercial litigation. In 2020, under its (4) Decentralize Sharing Systems, Inc. subsidiary, created a fourth business segment, Direct Marketing/Online Sales Group (“Direct”). This group provides services to assist companies in the emerging growth gig business model of peer-to-peer decentralized sharing marketplaces. Direct specializes in marketing and distributing its products and services through its subsidiary and partner network, using the popular gig economic marketing strategy as a form of direct marketing.

In addition to the four subsidiaries listed above, in 2019 and early 2020, DSS has created four new, wholly owned subsidiaries. (5) DSS Blockchain Security, Inc., a Nevada corporation, specializes in the development of blockchain security technologies for tracking and tracing solutions for supply chain logistics and cyber securities across global markets. (6) DSS Securities, Inc., a Nevada corporation, has been established to develop or to acquire assets in the securities trading or management arena, and to pursue two parallel streams of digital asset exchanges in multiple jurisdictions: (i) securitized token exchanges, focusing on digitized assets from different vertical industries and (ii) utilities token exchanges, focusing on “blue-chip” utility tokens from solid businesses. (7) DSS BioHealth Security, Inc., a Nevada corporation, is our business line which we will intend to invest in or to acquire companies related to the bio-health and biomedical field, including businesses focused on the research to advance drug discovery and development for the prevention, inhibition, and treatment of neurological, oncology and immuno-related diseases. This new division will place special focus on open-air defense initiatives, which curb transmission of air-borne infectious diseases such as tuberculosis and influenza, among others. (8) DSS Secure Living, Inc., a Nevada Corporation, develops top of the line advanced technology, energy efficiency, quality of life living environments and home security for everyone for new construction and renovations of residential single and multifamily living facilities. Aside from Decentralized Sharing Systems, Inc. the activity in the these newly created subsidiaries have been minimal or in various start-up or organizational phases.

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On March 3, 2020, the Company, via its subsidiary DSS Securities, entered into a share subscription agreement and loan arrangement with LiquidValue Asset Management Pte Ltd., AMRE Asset Management, Inc. (“LVAM”), and American Medical REIT Inc. under which it acquired a 52.5% controlling ownership interest in AMRE Asset Management Inc. (“AAMI”) which currently has a 93% equity interest in American Medical REIT Inc. (“AMRE”). AAMI is a real estate investment trust (“REIT”) management company that sets the strategic vision and formulate investment strategy for AMRE. It manages the REIT’s assets and liabilities and provides recommendations to AMRE on acquisition and divestments in accordance with the investment strategies. AMRE is a Maryland corporation, organized for the purposes of acquiring hospitals and other acute or post-acute care centers from leading clinical operators with dominant market share in secondary and tertiary markets, and leasing each property to a single operator under a triple-net lease. AMRE was formed to originate, acquire, and lease a credit-centric portfolio of licensed medical real estate. AMRE is planned to qualify as a Real Estate Investment Trust for federal income tax purposes, which will provide. AMRE’s investors the opportunity for direct ownership of Class A licensed medical real estate. As of March 31, 2021, AAMI has yet to generate any revenue. LVAM is an 82% owned subsidiary of Alset International Limited (formally Singapore eDevelopment Ltd.), whose Chief Executive Office and largest shareholder is Mr. Heng Fai Ambrose Chan, the Chairman of the Board and largest shareholder of the Company.

On August 21, 2020, the Company, completed its acquisition of Impact BioMedical, Inc. (“Impact BioMedical”), pursuant to a Share Exchange Agreement by and among the Company, DSS BioHealth Security, Inc. (“DSS BioHealth”), Alset International Limited, and Global Biomedical Pte Ltd. (“GBM”), which was previously approved by the Company’s shareholders (the “Share Exchange”). Under the terms of the Share Exchange, the Company issued 483,334 shares of the Company’s common stock, par value $0.02 per share, nominally valued at $6.48 per share, and 46,868 newly issued shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred Stock”). As a result of the Share Exchange, Impact BioMedical is now a wholly owned subsidiary of DSS BioHealth, the Company’s wholly owned subsidiary. Alset International Limited (formally Singapore eDevelopment Ltd.), whose Chief Executive Office and largest shareholder is Mr. Heng Fai Ambrose Chan, the Chairman of the Board and largest shareholder of the Company.

Impact BioMedical strives to leverage its scientific know-how and intellectual property rights to provide solutions that have been plaguing the biomedical field for decades. By tapping into the scientific expertise of its partners, Impact BioMedical has undertook a concerted effort in the research and development (R&D), drug discovery and development for the prevention, inhibition, and treatment of neurological, oncological and immune related diseases.

In August 2020, the Company’s wholly owned subsidiary, DSS Securities, Inc. entered into a corporate venture to form and operate a real estate title agency, under the name and flagging of Alset Title Company, Inc, a Texas corporation (“ATC”). DSS Securities, Inc. shall own 70% of this venture with the other two shareholders being attorneys necessary to the state application and permitting process.

On October 7, 2020, DSS Securities took part in an initial public offering of Presidio Property Trust, Inc., a Maryland corporation, that invests primarily in commercial properties, such as office, industrial and retail properties, as well as in residential across the United States. As part of this offering, we purchased 200,000 shares of Presidio’s Series A Common Stock at $5.00 per share for a total purchase price of $1,000,000.

Effective December 9, 2020, Impact BioMedical entered into an exclusive distribution agreement with BioMed Technologies Asia Pacific Holdings Limited (“BioMed”), which is focused on manufacturing natural probiotics. Under the terms of this distribution agreement, h Impact BioMedical will directly market, advertise, promote, distribute and sell certain BioMed products to resellers. The products to be distributed by Impact BioMedical include BioMed’s PGut Premium ProbioticsTM, PGut Allergy ProbioticsTM, PGut SupremeSlim ProbioticsTM, PGut Kids ProbioticsTM, and PGut Baby ProbioticsTM. Under the terms of the ten-year distribution agreement, Impact BioMedical will have exclusive rights to distribute the products within the United States, Canada, Singapore, Malaysia, and South Korea and non-exclusive distribution rights in all other countries.

On February 8, 2021, DSS Securities announced that it entered into a joint venture (“JV”) with Coinstreet Partners (“Coinstreet”), a global decentralized digital investment banking group and digital asset financial service firm, and GSX Group (“GSX”), a global digital exchange ecosystem for the issuance, trading, and settlement of tokenized securities, using its proprietary blockchain solution. The JV leverages the operational strengths and assets of three key leaders in their field, combining traditional capital market experience, Fintech innovations, and business networks from three continents, North America, Europe, and Asia, to capitalize on unique digital asset opportunities. The JV reported that it intended to first pursue a digital securities exchange license in the US. Moving forward, this JV will be the key operational company building and operating a digital securities exchange that utilizes the GSX STACS blockchain technology, serving corporate issuers and investors in the sector.

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On February 25, 2021, DSS Securities announced its acquisition of an equity interest in WestPark Capital, Inc.(“WestPark”) and an investment in BMI Capital International LLC (“BMICI”). DSS Securities executed two separate transactions that were designed to grow the Securities division by signing a binding note and stock exchange letter of intent to own 7.5% of the issued and outstanding shares of WestPark and acquiring 24.9% of BMICI through a purchase agreement. WestPark is a full-service investment banking and securities brokerage firm which serves the needs of both private and public companies worldwide, as well as individual and institutional investors. BMI is a private investment bank specializing in corporate finance advising, raising equity, and venture services, providing a global “one-stop” corporate consultancy to listed companies. From corporate finance to professional valuation, corporate communications to event management, BMICI services companies in the US, Hong Kong, Singapore, Taiwan, Japan, Canada, and Australia.

On March 1, 2021, Decentralized Sharing Systems, Inc. announced that it increased its investment in Sharing Services Global Corporation, a publicly traded company dedicated to maximizing shareholder value through the acquisition and development of innovative companies, products, and technologies in the direct selling industry, through a $30 million convertible promissory note dated April 5, 2021. Decentralized’s financing was made as an investment that would help accelerate Sharing Services sales and growth, as well as international expansion, with the expectation that such capital reserves would help make Sharing Services a dominant player in the global marketplace over the next two years. It was reported that the new $30 million investment would have the potential to exponentially increase Sharing Services sales channels and substantially expand its product portfolio, and to position Sharing Services to capitalize on consolidation and roll up opportunities of other direct selling companies. In the joint announcement, Sharing Services reported that the additional funding would now allow it to accelerate its global expansion with a direct focus on the Asian markets, and specifically in countries such as South Korea, Japan, Hong Kong, China, Singapore, Taiwan, Thailand, Malaysia, and the Philippines. As of March 31, 2021, DSS owned 64,207,378 class A shares of Sharing Services or approximately 40.2% of the Sharing Services outstanding shares. This aggregated to a fair value at March 31, 2021 of approximately $16,052,000. The Company, via four (4) of the Company’s existing board members, currently holds four (4) of the five (5) SHRG board of director seats. Mr. John “JT” Thatch, DSS’s Lead Independent Director and as well the CEO of SHRG is on the SHRG Board, along with Mr. Heng Fai Ambrose Chan, DSS’s Executive Chairman of the board of directors (joined the SHRG Board effective May 4, 2020), Mr. Sassuan “Sam” Lee, DSS Independent Director (joined the SHRG Board effective September 29, 2020) and Mr. Frank D. Heuszel, the CEO of the Company (joined the SHRG Board effective September 29, 2020).

On March 15, 2021, the Company, through one of its subsidiaries, DSS BioMedical International, Inc. entered into a Stock Purchase Agreement (the “Agreement”) with Vivacitas Oncology Inc. (“Vivacitas”), to purchase 500,000 shares of its common stock at the per share price of $1.00, with an option to purchase 1,500,000 additional shares a the per share price of $1.00. In addition, under the terms of the Agreement, the Company will be allocated two seats on the board of Vivacitas. On March 18, 2021, the Company entered into an agreement to with Alset EHome International, Inc. (“Seller”) indirectly the Seller’s wholly owned subsidiary Impact Oncology PTE Ltd. to effectively purchase ownership of 2,480,000 shares of common stock of Vivacitas for a purchase price $2,480,000. This agreement includes an option to purchase an additional 250,000 shares of common stock. As a result of these two transactions, which were closed on March 21, 2021 and March 29, 2021, respectively, the Company owns approximate 15.7% equity position in Vivacitas. The Sellers largest shareholder is Mr. Heng Fai Ambrose Chan, the Chairman of the Company’s board of directors and its largest shareholder.

On April 21, 2021, the Company announced its wholly owned subsidiary, Premier Packaging Corporation’s intentions to relocate from its current 48,000 square-foot manufacturing facility from Victor, NY to a new 105,000 square-foot facility in the Town of Henrietta, NY approximately 15 miles from its Victor location by the end of 2021. In connection with this relocation, Premier Packaging has entered into an agreement to sell its current Victor location with the anticipated closing date of January 31, 2022.

On May 19, 2021, the Company announced that its wholly owned subsidiary, DSS PureAir , Inc., a Texas corporation (“DSS PureAir”), closed on a Securities Purchase Agreement with Puradigm LLC, a Nevada limited liability corporation (“Puradigm”). Pursuant to the terms of the Securities Purchase Agreement, DSS PureAir agreed to purchase from Puradigm a secured convertible promissory note in the maximum principal amount of $5,000,000.00 (the “Puradigm Note”). The Puradigm Note has a two year term with interest at 6.65% payable quarterly. All, or part of the Puradigm Note principal balance can be converted at the sole discretion of DSS PureAir for up to an 18% membership interest in Puradigm LLC. The Puradigm Note is secured by all the assets of Puradigm under a security agreement with Puradigm.

The four reporting segments are as follows:

Premier Packaging: (“Premier”) The Company’s packaging and security printing group is coordinated by the wholly owned subsidiary, Premier Packaging Corporation, a New York corporation. Premier operates in the paper board folding carton, smart packaging, and document security printing markets. It markets, manufactures, and sells mailers, photo sleeves, sophisticated custom folding cartons, and complex 3-dimensional direct mail solutions. These products are designed to provide functionality and marketability while also providing counterfeit protection. Premier is currently located in Victor, NY and serves the US market.

BioHealth Group: (“BioHealth”) The BioHealth Group is our business line created to invest in, or acquire companies in the biohealth and biomedical fields, including businesses focused on the advancement of drug discovery and prevention, inhibition, and treatment of neurological, oncological, and immune related diseases. This division is also developing open-air defense initiatives, which curb transmission of air-borne infectious diseases, such as tuberculosis and influenza. The BioHealth Group is also targeting unmet, urgent medical needs. Assets of this group are organized under the holding company, DSS BioHealth Security, Inc. Its subsidiaries are currently headquartered in Rochester, NY. The group also has a research facility in Winter Haven, Florida.

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Digital Group: (“Digital”) Digital researches, develops, markets, and sells the Company’s digital products worldwide. As an industry leader in brand authentication services, our solutions leverage functional anti-counterfeiting features and cutting-edge technologies to satisfy commercial and consumer product needs for branding, intelligent packaging, and marketing. Digital’s primary product is AuthentiGuard®, which is a brand authentication application that integrates the Company’s counterfeit deterrent technologies with proprietary digital data security-based solutions. Digital Group is headquartered in Rochester, NY, but it also has offices and staff in Hong Kong. On May 7, 2021, Document Security Systems, Inc. (the “Company”) completed the sale of 100% of the capital stock of DSS Digital Inc., the Company’s wholly-owned subsidiary (“DSS Digital”), to Proof Authentication Corporation (the “Buyer”) pursuant to a stock purchase agreement (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, the Buyer purchased DSS Digital for a purchase price of $5,000,000, consisting of $3 million in cash; $1.5 million in potential earn-out if certain performance targets are met during an earn-out period commencing on the one-year anniversary of the closing and ending the day before the six-year of the closing; and $0.5 million in trade credit or license fee rebates. The Hong Kong staff and operations will remain with the Company. Included in the Consolidate Balance Sheet as of March 31, 2021 is approximately $790,000 of assets and $48,000 of liabilities for DSS Digital. Also, included in the Consolidated Statement of Operations and Comprehensive Loss for the three months ended March 31, 2021 for DSS Digital is net income of approximately $162,000.

Direct Marketing/Online Sales Group: (“Direct” or “DM”) Led by the holding corporation, Decentralize Sharing Systems, Inc. (“Decentralized”, this group provides services to assist companies in the emerging growth gig business model of peer-to-peer decentralized sharing marketplaces. Direct specializes in marketing and distributing its products and services through its subsidiary and partner network, using the popular gig economic marketing strategy as a form of direct marketing. Direct marketing products include, among other things, nutritional and personal care products sold throughout North America, Asia Pacific and Eastern Europe. Over the past 12 months, Direct has made substantial investments in acquiring marketing software, product opportunities, and operational capabilities in this marketplace. Additionally, it has acquired and developed an independent contractor sales force. It has also made substantial investments into other direct marketing companies, including its investment and partnership with Sharing Services Global Corporation (OTCQB: SHRG) (“Sharing Services” or “SHRG”), which as of March 31, 2021, Decentralized owned approximately 40% of the outstanding shares of Sharing Services. Currently, Direct and SHRG operate offices in USA, Canada, Hong Kong, Singapore, S. Korea, Australia, New Zealand, Malaysia, and Singapore, with additional offices or presence being added monthly. Decentralized sharing systems’ mission is to become the leading direct sales platform, training, developing and empowering leaders on a global scale to achieve maximum human and economic potential.

Stock Listing

Our common stock is listed on The NYSE American LLC under the symbol “DSS.”

Corporate Information

Our principal executive offices are located at 6 Framark Drive, Victor, New York 14564, USA. Our telephone number is +1-585-325-3610. Our corporate website is www.dsssecure.com. Information contained in or accessible through our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

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Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that we may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.02 par value per share, 27,670,125 of which were issued and outstanding, and 46,868 shares of Series A Preferred Stock, 42,575 of which were issued and outstanding, as of May 7, 2021.

The following description of our common stock summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock, please refer to our certificate of incorporation, as amended, (the “Certificate of Incorporation”) which may be further amended from time to time, and our fifth amended and restated by-laws, as further amended from time to time (the “By-laws”). The New York Business Corporation Law (“NYBCL”) may also affect the terms of these securities.

Holders of our common stock: (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Company’s board of directors; (ii) are entitled to share ratably in all assets of the Company available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of common stock, on all matters which stockholders may vote on at all meetings of stockholders; and (v) the holders of common stock have no conversion, preemptive or other subscription rights. There is no cumulative voting for the election of directors. Each holder of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, By-laws and the NYBCL

Section 912 of the NYBCL generally provides that a New York corporation may not engage in a business combination with an interested stockholder for a period of five years following the interested stockholder’s becoming such. Such a business combination would be permitted where it is approved by the board of directors before the interested stockholder’s becoming such. Covered business combinations include certain mergers and consolidations, dispositions of assets or stock, plans for liquidation or dissolution, reclassifications of securities, recapitalizations and similar transactions. An interested stockholder is generally a stockholder owning at least 20% of a corporation’s outstanding voting stock. In addition, New York corporations may not engage at any time with any interested stockholder in a business combination other than: (i) a business combination approved by the board of directors before the stock acquisition, or where the acquisition of the stock had been approved by the board of directors before the stock acquisition; (ii) a business combination approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by the interested stockholder at a meeting called for that purpose no earlier than five years after the stock acquisition; or (iii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other stockholders receive at least the highest price per share that is paid by the interested stockholder and that meets certain other requirements.

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A corporation may opt out of the interested stockholder provisions described in the preceding paragraph by expressly electing not to be governed by such provisions in its by-laws, which must be approved by the affirmative vote of a majority of votes of the outstanding voting stock of such corporation and is subject to further conditions. However, our By-laws do not contain any provisions electing not to be governed by Section 912 NYBCL. Under our By-laws, any corporate action to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer and Trust Company, LLC.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock, the number of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

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●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF RIGHTS

We may offer to our shareholders rights to purchase common stock or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights that we may issue and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

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The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and have no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see the sections above entitled “Where You can Find More Information” and “Incorporation of Certain Information by Reference”. We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

FORMS OF SECURITIES

Each warrant, unit and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of warrants, units or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered warrants, units and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

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If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants, units or rights, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of DSS, the trustees, the warrant agents, the unit agents or any other agent of DSS, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

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Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NYSE American LLC or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the rights and the shares of common stock offered by this prospectus have been passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of Document Security Systems, Inc., and Subsidiaries as of and for the years ended December 31, 2020 and 2019, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Freed Maxick CPAs, P.C., an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Impact BioMedical Inc., and subsidiaries as of and for the years ended December 31, 2019 and 2018, incorporated in this prospectus by reference to the Company’s Amendment No. 1 filed on June 8, 2020 to Current Report on Form 8-K filed with the SEC on May 1, 2020, have been audited by Turner, Stone & Company, L.L.P., an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF INFORMATION BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The Securities and Exchange Commission permits us to “incorporate by reference” the information contained in documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021;

●	our Current Reports on Form 8-K filed with the SEC on May 1, 2020 (as amended June 8, 2020) August 27, 2020, January 6, 2021, January 22, 2021, February 10, 2021, April 1, 2021, April 9, 2021, May 11, 2021, May 21, 2021 and May 24, 2021; and

●	the description of our Common Stock, which is registered under Section 12 of the Exchange Act, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by this prospectus has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

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You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Frank D. Heuszel

Document Security Systems, Inc.

6 Framark Drive

Victor, New York 14564

Tel: +1 (585) 325-3610

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the Company, please contact Frank D. Heuszel at +1 (585) 325-3610.

Our Internet address is www.dsssecure.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

SEC registration fee		$21,820.00
FINRA filing fee	$		*
Transfer agent’s fees and expenses	$		*
Legal fees and expenses		$40,000.00	*
Printing fees and expenses	$		*
Accounting fees and expenses	$		*
Miscellaneous fees and expenses	$		*

Total	$		*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

Under the provisions of the certificate of incorporation and by-laws of the registrant, as amended, as of the date of this Registration Statement, each person who is or was a director, officer or employee of registrant shall be indemnified by the registrant to the full extent permitted or authorized by the Business Corporation Law of the State of New York, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other non-adjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or other disposition.

Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of the registrant, such person shall be indemnified against expenses (including attorneys’ fees) reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (a) expenses (including attorneys’ fees) and (b) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action, had no reasonable cause to believe such person’s conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of the registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorney’s fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant.

Item 16.	Exhibits.

a) Exhibits.

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement.

4.1**	Specimen Common Stock Certificate of the Registrant

4.2*	Form of Warrant Agreement

4.3*	Form of Warrant Certificate

4.5*	Form of Stock Purchase Agreement

4.6*	Form of Unit Agreement

5.1**	Opinion of Sichenzia Ross Ference LLP.

23.1**	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1).

23.2**	Consent of FREED MAXICK CPAs, P.C., Independent Registered Public Accounting Firm.

23.3	Consent of Turner, Stone & Company, L.L.P.

24.1**	Power of Attorney (included on signature pages to the registration statement).

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**	Filed herewith

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Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Victor, New York, on May 24, 2021.

DOCUMENT SECURITY SYSTEMS, INC.

May 24, 2021	By:	/s/ Frank D. Heuszel
Frank D. Heuszel Chief Executive Officer (Principal Executive Officer)

May 24, 2021	By:	/s/ Todd D. Macko
Todd D. Macko Interim Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank D. Heuszel, as his true and lawful attorney in fact and agent, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

May 24, 2021	By:	/s/ Frank D. Heuszel
Frank D. Heuszel Chief Executive Officer & Director (Principal Executive Officer)
May 24, 2021	By:	/s/ Todd D. Macko
Todd D. Macko Interim Chief Financial Officer (Principal Accounting Officer)

May 24, 2021	By:	/s/ Heng Fai Ambrose Chan
Heng Fai Ambrose Chan Chairman of the Board

May 24, 2021	By:	/s/ John Thatch
John Thatch Director

May 24, 2021	By:	/s/ Jose Escudero
Jose Escudero Director

May 24, 2021	By:	/s/ Sassuan (Samson) Lee
Sassuan (Samson) Lee Director

May 24, 2021	By:	/s/ Wah Wai Lowell Lo
Wah Wai Lowell Lo Director

May 24, 2021	By:	/s/ Tung Moe Chan
Tung Moe Chan Director

May 24, 2021	By:	/s/ Wai Leung William Wu
Wai Leung William Wu Director

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